Exhibit 32.1

Certification of Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the year ended June 30, 2017 (the “Report”) of ETF Managers Group Commodity Trust I (the “Registrant”) and its Fund, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Samuel R. Masucci III, the Principal Executive Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: September 27, 2017	By:	/s/ Samuel R. Masucci III
	Name::	Samuel R. Masucci III
	Title	Principal Executive Officer
ETF Managers Group Commodity Trust I